As filed with the Securities and Exchange Commission on November 25, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2908305
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive

San Diego, California 92121

(858) 453-7200

(Address, Including Zip Code and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Steven W. Spector, Esq.

Senior Vice President, General Counsel and Secretary

6166 Nancy Ridge Drive

San Diego, California 92121

(858) 453-7200

(Name, Address, Including Zip Code and Telephone Number, Including

Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq.

Charles S. Kim, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001 per share, including related rights to purchase Series A Junior Participating Preferred Stock(1)	25,000,000	$3.27	$81,750,000	$3,213

(1)    Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the common stock on November 24, 2008, as reported by the Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 25, 2008

PROSPECTUS

Arena Pharmaceuticals, Inc.

Common Stock

We may, from time to time, offer to sell up to 25,000,000 shares of our common stock at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Shares of our common stock may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “ARNA.” On November 24, 2008, the last reported sale price of our common stock on the Nasdaq Global Market was $3.34 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to 25,000,000 shares of our common stock described in this prospectus. Each time we sell any of our common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying common stock in this offering.

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Summary

The following summary does not contain all the information that may be important to purchasers of our common stock. Prospective purchasers of our common stock should carefully review the entire prospectus, including the financial statements or other information incorporated by reference in this prospectus and any prospectus supplement, before making an investment decision.

Arena Pharmaceuticals, Inc.

We are a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing oral drugs in four major therapeutic areas: cardiovascular, central nervous system, inflammatory and metabolic diseases. Our most advanced drug candidate, lorcaserin hydrochloride, or lorcaserin, is being investigated in a Phase 3 clinical trial program for the treatment of obesity. We have a broad pipeline of novel compounds that target G protein-coupled receptors, or GPCRs, which are a validated class of drug targets that mediate the majority of cell-to-cell communication in humans. Our compounds are being evaluated independently and with partners, including Ortho-McNeil Pharmaceutical, Inc., a Johnson & Johnson company, or Ortho-McNeil, and Merck & Co., Inc., or Merck.

In September 2006, we initiated the first of three planned Phase 3 clinical trials evaluating the efficacy and safety of lorcaserin, our lead drug candidate under investigation for the treatment of obesity. The first trial, known as BLOOM (Behavioral modification and Lorcaserin for Overweight and Obesity Management), is a two-year, randomized, double-blind, placebo-controlled trial that enrolled 3,182 overweight and obese patients. In December 2007, we initiated BLOSSOM (Behavioral modification and Lorcaserin Second Study for Obesity Management) and BLOOM-DM (Behavioral modification and Lorcaserin for Overweight and Obesity Management in Diabetes Mellitus), the second and third Phase 3 clinical trials of lorcaserin. BLOSSOM and BLOOM-DM are one-year, randomized, double-blind, and placebo-controlled trials. In June 2008, we completed enrollment in BLOSSOM with 4,008 obese and overweight patients. BLOOM-DM is expected to enroll approximately 600 overweight and obese patients with type 2 diabetes mellitus. In contrast to BLOOM, patients with FDA-defined valvulopathy are allowed to enroll in BLOSSOM and BLOOM-DM. BLOOM and BLOSSOM comprise the entire planned pivotal trial program for lorcaserin. Assuming positive data from these two pivotal trials, we plan to file a New Drug Application, or NDA, with the U.S. Food and Drug Administration, or FDA, by the end of 2009. Data from BLOOM-DM will be filed after the trial’s completion as a supplement to the NDA.

In addition to lorcaserin, our other internal clinical programs include APD125 and APD791. In September 2007, we announced results from a Phase 2a clinical trial of APD125, an oral drug candidate that we discovered and believe has the potential to reduce insomnia symptoms and improve sleep maintenance. In the Phase 2a clinical trial evaluating 173 patients with primary insomnia in sleep laboratories, APD125 significantly improved objective endpoints of sleep maintenance, including wake after sleep onset, or WASO, wake time during sleep, or WTDS, and number of awakenings and arousals. In addition, APD125 significantly increased time spent in deep sleep and decreased the amount of time spent in lighter sleep. During the clinical trial, treatment with APD125 was well tolerated, with no observations of next day cognitive impairment. We recently completed dosing of 744 patients with primary insomnia in a randomized, double-blind, parallel group, placebo-controlled Phase 2b clinical trial to examine subjective measures of sleep maintenance in an outpatient setting. We expect top-line data to be available in December 2008.

APD791 is an oral drug candidate that we discovered and are investigating for the treatment and prevention of arterial thromboembolic diseases such as acute coronary syndrome, and potentially other vascular-related conditions. In July 2008, we announced positive results from a randomized, double-blind, placebo-controlled, multiple-ascending dose Phase 1b clinical trial of APD791 which evaluated the compound’s safety, pharmacokinetics and pharmacodynamics.

In addition to our internal programs, we have partnerships with pharmaceutical companies, including Ortho-McNeil and Merck. Our Ortho-McNeil partnership is focused on receptor agonists of the Glucose-Dependent Insulinotropic Receptor, or GDIR, as treatments for diabetes and other disorders. Our Merck partnership is focused on niacin receptor agonists as treatments for atherosclerosis and other disorders. In October 2008, we announced that Merck completed a Phase 1 clinical trial of a second generation oral niacin receptor agonist under our partnership and, having evaluated safety, tolerability and pharmacokinetics, is planning to initiate a Phase 2 clinical program.

We intend to commercialize our drug candidates independently and with partners. We have not received regulatory approval for, or generated commercial revenues from, marketing or selling any drugs.

The pharmaceutical marketplace in which we operate includes many large, well-established companies competing with us to develop or market treatments for the same diseases and disorders. See “Risk Factors.”

Arena Pharmaceuticals®, Arena® and our corporate logo are registered service marks of Arena. CART™ and BRL Screening™ are unregistered service marks of Arena. “APD” is an abbreviation for Arena Pharmaceuticals Development.

We incorporated in the state of Delaware in April 1997. Our corporate offices are located at 6166 Nancy Ridge Drive, San Diego, California 92121. Our telephone number is (858) 453-7200. Our website address is www.arenapharm.com. Information contained in our website does not constitute part of this prospectus.

Unless otherwise specified or required by context, references in this prospectus to “we,” “us,” “our” and “Arena” refer to Arena Pharmaceuticals, Inc. and its wholly owned subsidiaries on a consolidated basis.

Risk Factors

An investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risks described in the section entitled “Risk Factors” contained in our quarterly report on Form 10-Q for the period ended September 30, 2008, as filed with the SEC on November 7, 2008, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement including the documents we incorporate by reference therein may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These forward-looking statements can generally be identified as such because the context of the statements will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,’ “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q for the quarters ended subsequent to our filing of such annual report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations, beliefs and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those referenced in “Risk Factors” above and in any applicable prospectus supplement and any documents incorporated by reference herein or therein.

In addition, past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

Use of Proceeds

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock under this prospectus for the clinical and preclinical development of our internally discovered drug candidates, for discovery research for new drug candidates, for general corporate purposes, including working capital, and potentially for the commercialization of any approved drugs.

Description of Capital Stock

As of the date of this prospectus, our amended and restated certificate of incorporation, as amended, authorizes us to issue 142,500,000 shares of common stock, par value $.0001 per share, and 7,500,000 shares of preferred stock, par value $.0001 per share. As of November 15, 2008, 74,044,088 shares of common stock were outstanding. To date, our board of directors has designated 350,000 of the authorized shares of preferred stock as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), which series is described in greater detail below under “Share Purchase Rights Plan.” As of November 15, 2008, no shares of Series A Preferred Stock were outstanding.

The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, our bylaws, the certificate of designations of our Series A Preferred Stock, and our stockholder rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval.

Dividends and Other Distributions.    Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distribution on Dissolution.    Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

Under our amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate up to 7,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Share Purchase Rights Plan.    Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a Right. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Preferred Stock at a price of $36 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of October 30, 2002, as amended, between us and Computershare Trust Company, Inc. as Rights Agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of our common stock certificates outstanding as of November 13, 2002, by such common stock certificate with a copy of the Summary of Rights in the form attached as Exhibit C to the Rights Agreement.

The Rights Agreement provides that none of our directors or officers shall be deemed to beneficially own any of our common stock owned by any other director or officer by virtue of such persons acting in their capacities as such, including, without limitation, in connection with any formulation and publication of our board of directors’ recommendation of its position, and any actions taken in furtherance thereof, with respect to any acquisition proposal relating to Arena, a tender or exchange offer for any of our common stock or any solicitation of proxies with respect to any of our common stock.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after November 13, 2002, upon transfer or new issuance of our common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for our common stock outstanding as of November 13, 2002, even without such notation or a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with our common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 30, 2012, (the “Final Expiration Date”), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by us, in each case, as described below.

The Purchase Price payable, and the number of shares of the Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then current market price of the Series A Preferred Stock or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any such case, prior to the Distribution Date.

Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Once issued upon exercise of Rights, each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, the holders of outstanding shares of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each outstanding share of Series A Preferred Stock will have 100 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is exchanged, each outstanding share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive (subject to adjustment) upon exercise thereof at the then current Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-hundredth of a share of Series A Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of our outstanding common stock, our board of directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as our board of directors in its sole discretion may establish.

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to (i) fix a Final Expiration Date later than October 30, 2012, (ii) reduce the Redemption Price or (iii) increase the Purchase Price, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Arena, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Provisions

Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” (ii) the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) after the date that the person became an “interested stockholder,” the business combination is approved by our board of directors and the vote of at least 66-2/3% of our outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

Bylaw and Certificate of Incorporation Provisions.    Our bylaws provide that special meetings of our stockholders may be called by our board of directors or President. Our amended and restated certificate of incorporation (i) specifies that the authorized number of directors shall be fixed by our board of directors in the manner provided by our bylaws, which provide that the number of directors constituting our board of directors shall be fixed from time to time by resolution passed by a majority of our board of directors and (ii) does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “ARNA.”

Plan of Distribution

We may sell our common stock covered by this prospectus in any of three ways (or in any combination):

•                  to or through underwriters or dealers;

•                  directly to one or more purchasers; or

•                  through agents.

We may distribute the common stock:

•                  from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•                  at market prices prevailing at the time of sale;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

Each time we offer and sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the amounts of securities underwritten or purchased by each of them;

•                  the purchase price of the common stock and the proceeds we will receive from the sale;

•                  any over-allotment options under which underwriters may purchase additional common stock from us;

•                  any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  the public offering price of the common stock;

•                  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the common stock may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the common stock if they purchase any of the common stock, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If such transactions are commenced, they may be discontinued without notice at any time.

Legal Matters

The validity of the securities being offered hereby will be passed upon by Cooley Godward Kronish LLP, San Diego, California.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•                  our annual report on Form 10-K for the year ended December 31, 2007 (filed on March 5, 2008);

•                  our quarterly reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 (filed on May 12, 2008, August 11, 2008 and November 7, 2008, respectively);

•                  our current reports on Form 8-K filed on January 8, 2008, January 10, 2008, January 25, 2008, January 30, 2008, March 17, 2008, April 8, 2008, May 7, 2008, July 9, 2008, August 15, 2008, October 28, 2008 and October 30, 2008;

•                  the description of our Stockholders Rights Plan contained in our registration statement on Form 8-A filed on November 5, 2002, as amended on December 30, 2003 and November 16, 2006, including any amendments or reports filed for the purposes of updating such description;

•                  the description of our common stock contained in our registration statement on Form 8-A filed on July 26, 2000, including any amendment or reports filed for the purpose of updating such description; and

•                  all filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive

San Diego, California 92121

(858) 453-7200

Attn: Investor Relations

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or their website.

ARENA PHARMACEUTICALS, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the Registrant, in connection with the offering of the securities pursuant to this Registration Statement:

Registration Fee	$3,213
Legal Fees and Expenses	$125,000	*
Accounting Fees	$75,000	*
Printer Fees	$50,000	*
Total	$253,213	*

* Estimated.

Item 15. Indemnification of Directors and Officers.

The Bylaws of the Registrant provide for indemnification of the Registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law (the “DGCL”), the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the Registrant has entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and unless in connection with a proceeding by or in the right of the Registrant, any and all judgments, fines and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•      indemnification beyond that permitted by applicable law;

•      an accounting for profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

•      any reimbursement of the Registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the Registrant, as required in each case under the Exchange Act; or

•      except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the Registrant’s Board of Directors authorized the proceeding prior to its initiation or (ii) the Registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the Registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 16. Exhibits.

Exhibits:	Description

1.1	Form of Underwriting Agreement*

3.1

Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2002, filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2002, Commission File No. 000-31161)

3.2

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8, filed with the Commission on June 28, 2006, Commission File No. 333-135398)

3.3

Amended and Restated Bylaws of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission on October 4, 2007, Commission File No. 000-31161)

3.4

Certificate of Designations of Series A Junior Participating Preferred Stock of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2002, filed with the Commission on November 14, 2002, Commission File No. 000-31161)

3.5

Arena Pharmaceuticals, Inc. Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.1

Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on November 1, 2002, Commission File No. 000-31161)

4.2

Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.3

Amendment No. 2, dated November 16, 2006, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 16, 2006, Commission File No. 000-31161)

4.4

Form of common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on July 19, 2000, Commission File No. 333-3594)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)

*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 25, 2008.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Jack Lief
Jack Lief, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Lief and Steven W. Spector, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Date

By:	/s/ Jack Lief	November 25, 2008
Jack Lief, Chairman, President and Chief Executive Officer
(principal executive officer)

By:	/s/ Robert E. Hoffman	November 25, 2008
Robert E. Hoffman, CPA, Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

By:	/s/ Dominic P. Behan	November 25, 2008
Dominic P. Behan, Ph.D., Director

By:	/s/ Donald D. Belcher	November 25, 2008
Donald D. Belcher, Director

By:	/s/ Scott H. Bice	November 25, 2008
Scott H. Bice, Director

By:	/s/ Harry F. Hixson, Jr.	November 25, 2008
Harry F. Hixson, Jr., Ph.D., Director

By:	/s/ J. Clayburn La Force, Jr.	November 25, 2008
J. Clayburn La Force, Jr., Ph.D., Director

By:	/s/ Tina S. Nova	November 25, 2008
Tina S. Nova, Ph.D., Director

By:	/s/ Phillip M. Schneider	November 25, 2008
Phillip M. Schneider, Director

By:	/s/ Christine A. White	November 25, 2008
Christine A. White, M.D., Director

By:	/s/ Randall E. Woods	November 25, 2008
Randall E. Woods, Director

EXHIBIT INDEX

Exhibits:	Description

1.1	Form of Underwriting Agreement*

3.1

Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2002, filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2002, Commission File No. 000-31161)

3.2

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8, filed with the Commission on June 28, 2006, Commission File No. 333-135398)

3.3

Amended and Restated Bylaws of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission on October 4, 2007, Commission File No. 000-31161)

3.4

Certificate of Designations of Series A Junior Participating Preferred Stock of Arena Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2002, filed with the Commission on November 14, 2002, Commission File No. 000-31161)

3.5

Arena Pharmaceuticals, Inc. Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.1

Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on November 1, 2002, Commission File No. 000-31161)

4.2

Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Commission on December 30, 2003, Commission File No. 000-31161)

4.3

Amendment No. 2, dated November 16, 2006, to Rights Agreement, dated October 30, 2002, between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 16, 2006, Commission File No. 000-31161)

4.4

Form of common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on July 19, 2000, Commission File No. 333-3594)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)

*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.